Exhibit 10.6

AMENDMENT TO SERIES G COMMON STOCK PURCHASE WARRANT

This Amendment (this “Amendment”), dated as of March 31, 2020, is entered into by and among ReShape Lifesciences Inc., a Delaware corporation (the “Company”), and Armistice Capital Master Fund Ltd. (the “Holder”).

WHEREAS, the Company issued to the Holder a Series G Common Stock Purchase Warrant on March 25, 2020 (the “Warrant”).

WHEREAS, pursuant to Section 5(l) of the Warrant, the Warrant may be amended with the written consent of the Company and the Holder.

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Warrant.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Amendment of Section 2(b) of the Warrant. Section 2(b) (Exercise Price) of the Warrant is hereby amended and restated in its entirety to read as follows:

“b)  Exercise Price.  The aggregate exercise price per share of Common Stock under this Warrant shall be $3.70 (the “Exercise Price”).”

2. Amendment to Section 4(d) of the Warrant. Section 4(d) of the Warrant is hereby amended and restated in its entirety to read as follows:

“d) The Company is duly authorized to execute and deliver this Warrant and to perform its Obligations under this Warrant.  The execution, delivery and performance by the Company of this Warrant do not and will not (i) require any consent or approval of any governmental agency or authority, or (ii) conflict with (1) any provision of applicable law, (2) the charter, by-laws or other organizational documents of the Company or (3) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any of its properties.”

3. Miscellaneous.  Except as expressly set forth hereunder, the terms and provisions of the Warrant shall remain in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Amendment may be executed in several identical counterparts all of which shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Series G Common Stock Purchase Warrant to be duly executed as of the day and year written above.

COMPANY: RESHAPE LIFESCIENCES INC. By: /s/ barton P. bandy Name: Barton P. Bandy Title: Chief Executive Officer	HOLDER: ARMISTICE CAPITAL MASTER FUND LTD. By: /s/ steven boyd Name: Steven Boyd Title: CIO of Armistice Capital, LLC, the Investment Manager